Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

SOUTHWEST GAS HOLDINGS, INC.

ARTICLE I

OFFICES

Section 1.1. Registered Office.

The registered office of Southwest Gas Holdings, Inc., a Delaware corporation (the “Corporation”) in the State of Delaware shall be set forth in the Certificate of Incorporation of the Corporation.

Section 1.2. Other Offices.

The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.3. Terminology.

All personal pronouns used herein are employed in a generic sense and are intended and deemed to be neutral in gender.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 2.1. Place of Meetings.

(a) Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in these Bylaws or, if not so designated, as the officers of the Corporation may deem convenient and appropriate; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 2.1(b).

(b) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(1) Participate in a meeting of stockholders; and

(2) Be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder of the Corporation, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

(c) For purposes of these Bylaws, “remote communication” shall include (1) telephone, internet, webcast or any other voice or video communications and (2) electronic mail or other form of written or visual electronic communications satisfying the requirements of Section 2.11(b).

Section 2.2. Regular Meetings.

The regular annual meetings of the stockholders of the Corporation, for the purpose of electing a Board of Directors and transacting such other business as properly and lawfully may come before the meeting, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

Section 2.3. Special Meetings.

Except in those instances where a particular manner of calling a meeting of the stockholders is prescribed by law or elsewhere in these Bylaws, a special meeting of the stockholders of the Corporation may be called at any time, for any purpose or purposes, by the Chief Executive Officer of the Corporation or other officers acting for the Chief Executive Officer, or by the Board of Directors, or by the holders of not less than one-third (1/3) of the voting shares then issued and outstanding. Each call for a special meeting of the stockholders shall state the time, place, and the purpose of such meeting; if made by the Board of Directors, it shall be by resolution duly adopted by a majority vote and entered in the minutes; if made by an authorized officer or by the stockholders, it shall be in writing and signed by the person or persons making the same, and unless the office of Secretary be vacant, delivered to the Secretary. No business shall be transacted at a special meeting other than as is stated in the call and the notice based thereon.

Section 2.4. Notice of Regular and Special Meetings of the Stockholders.

(a) Except as otherwise provided by law or the Certificate of Incorporation, written notice of each regular and special meeting of the stockholders of the Corporation, specifying the date and hour, place (if any), and purpose or purposes of such meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat, addressed to such stockholder at such stockholder’s address as it appears upon the books of the Corporation.

(b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or a different date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

(c) Without limiting the manner by which notice otherwise may be given effectively to stockholders (including, without limitation, electronic notices permitted by Sections 204(g) and 242(b)(1) of the Delaware General Corporation Law) any notice to stockholders given by the Corporation under any provision of Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice given pursuant to this subparagraph (c) shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2.5. Quorum and Voting.

(a) At any meeting of the stockholders, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at any meeting shall constitute a quorum for the transaction of business. Shares of stock, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. Any regular or special meeting of the stockholders, whether or not a quorum is present, may be adjourned from day to day or from time to time by the chairman of the meeting or by the vote of the holders of a majority of the shares entitled to vote at said meeting, but no other business shall be transacted at such adjourned meeting. Such adjournment and the reasons therefor shall be recorded in the minutes of the proceedings. The stockholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast on a matter affirmatively or negatively shall be valid and binding upon the Corporation. For purposes of these Bylaws, a share present at a meeting, but for which there is an abstention or as to which a stockholder gives no authority or direction as to a particular proposal or director nominee, shall be counted as present for the purpose of establishing a quorum but shall not be counted as a vote cast, except to the extent permitted by applicable law or the principal securities exchange on which the Corporation’s securities are listed.

Section 2.6. Waiver of Notice.

When all the stockholders of the Corporation are present, in person or by proxy, at any meeting, or when the stockholders not present, in person or by proxy, thereat give their written consent, either before or after such meeting, to the holding thereof at the time and place the meeting is held, and such written consent is made a part of the records of such meeting, the proceedings had at such meeting are valid, irrespective of the manner in which the meeting is called or the place where it is held.

Section 2.7. Voting Rights.

(a) Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

(b) Every person entitled to vote or to execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or such person’s duly authorized agent, which proxy shall be filed with the Secretary of the Corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of such person’s legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

(c) Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to Section 2.7(b), the following shall constitute a valid means by which a stockholder may grant such authority:

(1) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature or by other means of electronic transmission.

(2) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. Such authorization can be established by the signature of the stockholder on the proxy, either in writing or by a signature stamp, facsimile signature, other means of electronic transmission, or by a number or symbol from which the identity of the stockholder can be determined, or by any other procedure deemed appropriate by the inspectors or other persons making the determination as to due authorization.

If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(d) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 2.7(c) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.8. Voting Procedures and Inspectors of Elections.

(a) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery shall determine otherwise upon application by a stockholder.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sections 211(e) or 212(c) of the Delaware General Corporation Law, or any information provided pursuant to Sections 211(a)(2)(B)(i) or (iii) thereof, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to Section 2.8(b)(v) shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 2.9. List of Stockholders.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, (or, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote on the tenth (10th) day before the meeting date), arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. The Corporation need not include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.10. Proper Business for Stockholder Meetings

(a) At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for herein and at the date of the meeting, who shall be entitled to vote at such meeting and who complies with the procedures set forth herein.

(b) In addition to any other applicable requirements for business to be properly brought before a meeting by a stockholder, whether or not the stockholder is seeking to have a proposal included in the Corporation’s proxy statement or information statement under Rule 14a-8 under the Exchange Act, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely as to an annual meeting of stockholders (or in the case of a stockholder seeking to have a proposal included in the Corporation’s proxy statement or information statement), a stockholder’s notice must be delivered to the Secretary at the principal executive office of the Corporation not less than one hundred and twenty (120) calendar days prior to the first anniversary of the date on which the Corporation first mailed, or made available, as applicable, its proxy materials (or, in the absence of proxy materials, its notice of meetings) for the previous year’s annual meeting. However, if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, then to be timely, notice by the stockholder must be delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed to stockholders or public disclosure of such date was made. To be timely as to a special meeting of stockholders, a stockholder notice must be received not later than the call of the meeting as provided for in this Article II. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary (whether for an annual meeting or a special meeting) shall set forth: (1) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the name and address of the beneficial owner, if any, on whose behalf the notice is given; (2) the class and number of shares of the Corporation which are owned beneficially and of record by the stockholder giving notice, by the beneficial owner, if any, on whose behalf the notice is given, by any Stockholder Associated Person (as defined below) and by any member of such stockholder’s immediate family sharing the same household; (3) as to the stockholder giving the notice, any Stockholder Associated Person and any member of such stockholder’s immediate family sharing the same household, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement, or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder, such Stockholder Associated Person, or family member with respect to any share of stock of the Corporation (each, a “Relevant Hedge Transaction”); (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which the stockholder giving the notice, any Stockholder Associated Person or any member of such stockholder’s immediate family sharing the same household have any right to vote any class or series of shares of the Corporation; and (5) as to the stockholder giving the notice, any Stockholder Associated Person or any member of such stockholder’s immediate family sharing the same household, to the extent not set forth pursuant to the preceding clauses, (i) whether and the extent to which such stockholder, Stockholder Associated Person, or family member has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (a “Derivative Instrument”), (ii) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, Stockholder Associated Person, or family member that are separated or separable from the underlying shares of the Corporation, (iii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, Stockholder Associated Person, or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (iv) any performance-related fees (other than an asset-based fee) that such stockholder, Stockholder Associated Person, or family member is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date). With respect to stockholder proposals relating to director nominations pursuant to Section 3.3, in addition to the information above, the stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person, (iv) a statement whether such person, if elected, intends to tender a resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). With respect to stockholder proposals not relating to director nominations, in addition to the information above, the stockholder’s notice shall set forth (x) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and (y) any material interest of the stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in such proposal.

For purposes of this Section 2.10, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in these Bylaws, including Section 2.1 and this Section 2.10, provided, however, that nothing in this Section 2.10 shall be deemed to preclude discussion by any stockholder of any business properly brought before a meeting in accordance with said procedure. Further, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

The Chairman of the Board of Directors or the individual designated as chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures set forth in these Bylaws, including Section 2.1 and this Section 2.10, and if he or she should so determine, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

Nothing in this Section 2.10 shall affect the right of a stockholder to request inclusion of a proposal in the Corporation’s proxy statement or information statement pursuant to, and in accordance with, Rule 14a-8 under the Exchange Act.

Section 2.11. Action Without Meeting.

(a) Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be effective, a written consent must be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.11 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in accordance with this Section 2.11. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b) An electronic transmission consent to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.11, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (1) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder, and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

(c) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1. Number – Quorum.

(a) The business of the Corporation shall be managed by a Board of Directors, whose number shall be not fewer than nine (9) nor greater than thirteen (13), as the Board of Directors by resolution or the stockholders by amendment of these Bylaws may establish; provided, however, that a reduction in the authorized number of directors shall not remove any director prior to the expiration of such director’s term of office.

(b) A quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 3.1, but not less than one; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. At a meeting at which a quorum is present, unless a different vote be required by law, the Certificate of Incorporation, or these Bylaws, every decision or act of a majority of the directors present made or done when duly assembled shall be valid as the act of the Board of Directors, provided that a minority of the directors, in the absence of a quorum, may adjourn from day to day but may transact no business.

(c) With the exception of the first Board of Directors, which shall be elected by the incorporators, and except as provided in Section 3.6, the directors shall be elected by a plurality vote of the votes cast and entitled to vote on the election of directors at any meeting for the election of directors at which a quorum is present.

Section 3.2. Exact Number of Directors.

The exact number of Directors of the Corporation shall be fixed from time to time, within the limits specified in this Article III, by resolution of the Board of Directors or otherwise pursuant to the provisions of Section 3.1.

Section 3.3. Director Nominating Procedure.

(a) In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) by or at the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3.3 and at the date of the meeting, who is entitled to vote for the election of directors at the meeting and who complies with the procedures set forth in these Bylaws, including Section 2.10 and this Section 3.3. The foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations at a meeting of stockholders. A stockholder who complies with the procedures set forth in these Bylaws, including Section 2.10 and this Section 3.3, is permitted to present the nomination at the meeting of stockholders but is not entitled to have a nominee included in the Corporation’s proxy statement in the absence of an applicable rule of the U.S. Securities and Exchange Commission requiring the Corporation to include a director nomination made by a stockholder in the Corporation’s proxy statement or information statement.

Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely as to an annual meeting of stockholders, notice by the stockholder must be delivered to the Secretary at the Corporation’s principal executive offices not later than one hundred and twenty (120) calendar days prior to the first anniversary of the date on which the Corporation first mailed, or made available, as applicable, its proxy materials (or, in the absence of proxy materials, its notice of meetings) for the previous year’s annual meeting. However, if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, then to be timely, notice by the stockholder must be delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed to stockholders or public disclosure of such date was made. To be timely as to a special meeting of stockholders at which directors are to be elected, a stockholder notice must be received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed to stockholders or public disclosure of such date was made. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. The stockholder’s notice relating to director nomination(s) shall set forth the information required by the sixth sentence and the seventh sentence of the first paragraph of Section 2.10(b). At the request of the Board, any person nominated for election as a director shall furnish to the Secretary that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility and/or qualifications of such proposed nominee to serve as a director of the Corporation. The stockholder giving such notice shall indemnify the Corporation in respect of any loss arising as a result of any false or misleading information or statement submitted by the nominating stockholder in connection with the nomination, as provided by Section 112(5) of the Delaware General Corporation Law. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these Bylaws, including Section 2.10 and Section 3.3. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.

(b) To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.3(a)) to the Secretary at the principal executive offices of the Corporation a written and completed questionnaire (which questionnaire shall be provided by the Secretary upon written request) and a written agreement, representing, warranting and covenanting (in the form provided by the Secretary upon written request) that such proposed nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (C) would be in compliance with, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(c) Except for the filling of vacancies, as provided for in the Certificate of Incorporation and Section 3.6, no person shall be qualified to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in these Bylaws, including Section 2.10 and Section 3.3. The Chairman of the Board of Directors or the individual designated as chairman of the meeting shall, if the facts warrant, determine, and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, that the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

Section 3.4. Qualification of Directors

The majority of directors of the Board of Directors shall not be officers or employees of the Corporation or any of its subsidiaries and shall not have held such positions at any time during the three years prior to election or selection to the Board of Directors. Whether an individual, who is an officer or employee of the Corporation or any of its subsidiaries, satisfies this qualification requirement will be determined at the time of his or her election or selection.

Section 3.5. Election and Term of Office.

The directors shall be elected at each annual meeting of stockholders, but if, for any cause, any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected as soon as convenient at any special meeting of stockholders held for that purpose in the manner provided in these Bylaws. All directors shall hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. In no case will a decrease in the number of directors shorten the term of any incumbent director.

Section 3.6. Vacancies; Resignations and Removals.

(a) As provided in the Certificate of Incorporation, except as otherwise required by law and subject to the rights of the holders of any series of stock with respect to such series of stock, unless the Board of Directors otherwise determines, vacancies on the Board of Directors from newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and not by the stockholders. Each director so elected shall hold office until the unexpired portion of the term of the director whose place shall be vacant and until such director’s successor shall have been duly elected and qualified following the election at the next annual meeting of the stockholders or at any special meeting of stockholders duly called for that purpose prior to such annual meeting.

(b) Any director may resign at any time by delivering a written resignation to the Secretary or by electronic transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made it shall be deemed effective at the pleasure of the Board of Directors. When one or more of the directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Each director so appointed shall hold office during the unexpired portion of the term of office of the resigning director or directors whose place shall be vacated and until their successors shall have been duly elected and qualified.

Section 3.7. Annual and Regular Meetings.

(a) The annual meeting of the Board of Directors shall be held immediately after the annual stockholders’ meeting and at the place where such meeting is held or at the place announced by the chairman at such meeting. No notice of an annual meeting of the Board of Directors shall be necessary, and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b) Regular meetings of the Board of Directors may be held at such time and at such place as the Board of Directors may from time to time fix by resolution.

Section 3.8. Special Meetings.

A special meeting of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chief Executive Officer or other officer acting for the Chief Executive Officer, or by the Chairman of the Board of Directors or, if there is no Chairman of the Board of Directors, by three directors. Any and all business may be transacted at a special meeting. Each call for a special meeting shall be in writing, signed by the person or persons making the same, addressed and delivered to the Secretary, and shall state the time and place of such meeting.

Section 3.9. Notice of Regular and Special Meetings of the Directors.

No notice shall be required to be given of any regular meeting of the Board of Directors, but each director shall take notice thereof. Notice of each special meeting of the Board of Directors shall be given to each of the directors by: (i) mailing to each of them a copy of such notice at least five days; or (ii) delivering personally or by telephone, including voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means such notice at least 48 hours, prior to the time affixed for such meeting to the address of such director as shown on the books of the Corporation. If such director’s address does not appear on the books of the Corporation, then such notice shall be addressed to such director at the principal office of the Corporation.

Section 3.10. Waiver of Notice.

When all the directors of the Corporation are present at any meeting of the Board of Directors, however called or noticed, and sign a written consent thereto on the record of such meeting, or if the majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which waiver shall be filed with the Secretary of the Corporation, the transactions of such meeting are as valid as if had at a meeting regularly called and noticed.

Section 3.11. Action by Unanimous Consent of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions shall be filed with the corporate records or made a part of the minutes of the meeting of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.12. Telephonic Participation in Meetings.

Any member of the Board of Directors, or of any committee thereof, may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 3.12 shall constitute presence in person at such meeting.

Section 3.13. Committees.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

ARTICLE IV

POWERS OF DIRECTORS

Section 4.1. The powers of the Corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors. The directors shall have power to, among other things:

(a) Call special meetings of the stockholders when they deem it necessary, and they shall call a meeting at any time upon the written request of stockholders holding one-third of all the voting shares;

(b) Appoint and remove at pleasure all officers and agents of the Corporation, prescribe their duties, fix their compensation, and require from them as necessary security for faithful service;

(c) Create and appoint committees, offices, officers, and agents of the Corporation, and to prescribe and from time to time change their duties and compensation, but no committee shall be created and no member appointed thereto except upon approval of a majority of the whole Board of Directors; and

(d) Conduct, manage, and control the affairs and business of the Corporation and to make rules and regulations not inconsistent with the laws of the State of Delaware, or the Bylaws of the Corporation, for the guidance of the officers and management of the affairs of the Corporation.

ARTICLE V

DUTIES OF DIRECTORS

Section 5.1. It shall be the duty of the directors to:

(a) Cause to be kept a complete record of all their minutes and acts, and of the proceedings of the stockholders, and present a full statement at the regular annual meeting of the stockholders, showing in detail the assets and liabilities of the Corporation, and generally the condition of its affairs. A similar statement shall be presented at any other meeting of the stockholders when theretofore required by persons holding at least one-half of the voting shares of the Corporation;

(b) Declare dividends as appropriate and at their discretion;

(c) Oversee the actions of all officers and agents of the Corporation, see that their duties are properly performed; and

(d) Cause to be issued to the stockholders, in proportion to their several interests, certificates of stock.

ARTICLE VI

OFFICERS

Section 6.1. The officers of the Corporation shall include a Chairman of the Board of Directors, a Chief Executive Officer, who may be designated Chairman of the Board of Directors, a President, a Secretary, a Treasurer, a Controller, and may include one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers and agents with such powers and duties as the Board of Directors or the Chief Executive Officer shall deem necessary.

All such officers shall be elected by, and hold office at the pleasure of, the Board of Directors, provided that the Chief Executive Officer shall have authority to dismiss any other officer. Any director shall be eligible to be the Chairman of the Board of Directors and any two or more of such offices may be held by the same person, except that the Chief Executive Officer or President may not also hold the office of Secretary. Any officer may exercise any of the powers of any other officer in the manner specified in these Bylaws, as specified from time to time by the Board of Directors, and/or as specified from time to time by the Chief Executive Officer or senior officer acting in his or her absence or incapacity, and any such acting officer shall perform such duties as may be assigned to him or her.

ARTICLE VII

FEES AND COMPENSATION

Section 7.1. Directors and members of committees, if any, shall be reimbursed for their expenses, and shall be compensated for their services as directors or committee members, as applicable, in such amounts as the Board of Directors may fix or determine by resolution. Nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Right to Indemnification.

Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, formal or informal, whether brought in the name of the Corporation or otherwise and whether of a civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action or inaction in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (all such individuals being collectively referred to as an “Agent”), shall, subject to the terms of any agreement between the Corporation and such person, be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto), against all charges, costs, expenses, liabilities, and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article VIII) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”) and the such indemnification shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person; provided, however, that the Corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.

Section 8.2. Authority to Advance Expenses.

Expenses incurred by an officer or director (acting in his or her capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the Delaware General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII or otherwise. Expenses incurred by other Agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

Section 8.3. Right of Claimant to Bring Suit.

If a claim under Section 8.1 or 8.2 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 8.4. Successful Defense.

Notwithstanding any other provision of this Article, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding or action without admission of liability) in defense of any proceeding referred to in Section 8.1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

Section 8.5. Non-Exclusivity of Rights.

The rights conferred on any person by this Article VIII shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.

Section 8.6. Insurance.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any Agent or another Corporation, partnership, joint venture, trust or other enterprise against any Expense, whether or not the Corporation would have the power to indemnify such person or entity against such Expense under applicable law or the provisions of this Article VIII.

Section 8.7. Expenses as a Witness.

To the extent that any Agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit, or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

Section 8.8. Indemnity Agreements.

The Corporation may enter into agreements with any Agent of the Corporation providing for indemnification to the fullest extent permissible under the Delaware General Corporation Law and the Corporation’s Certificate of Incorporation.

Section 8.9. Enforcement of Rights.

Without the necessity of entering into an express contract, all rights provided under this Article VIII shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and such Agent. Any rights granted by this Article VIII to an Agent shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction.

Section 8.10. Effect of Amendment.

Any amendment, repeal, or modification of this Article VIII that adversely affects any rights provided in this Article VIII to an Agent shall only be effective upon the prior written consent of such Agent.

Section 8.11. Subrogation.

In the event of payment under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 8.12. No Duplication of Payments.

The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 8.13. Saving Clause.

If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent to the fullest extent not prohibited by any applicable portion of this Article VIII that shall not have been invalidated, or by any other applicable law.

ARTICLE IX

CHAIRMAN OF THE BOARD

Section 9.1. If there shall be a Chairman of the Board of Directors, such Chairman shall, when present, preside at all meetings of the stockholders and the Board of Directors, and perform such other duties as the Bylaws or the Board of Directors shall designate from time to time.

ARTICLE X

CHIEF EXECUTIVE OFFICER; OTHER EXECUTIVE OFFICERS

Section 10.1. The Board of Directors shall, at their first regular meeting, elect such officers as are required by Article VI and such additional officers authorized by Article VI as the Board of Directors, in its discretion, may choose to elect. If at any time the Chief Executive Officer shall be unable to act, the President (if there shall be one who is not also the Chief Executive Officer) shall act in the Chief Executive Officer’s place and perform the Chief Executive Officer’s duties; if the President or next most senior officer is unable to perform such duties, then the Vice Presidents, in such sequence as the Board of Directors may specify, shall act. If all the foregoing shall be unable to act, the senior officer among them shall appoint some other person in whom shall be vested, for the time being, all the duties and functions of Chief Executive Officer, to act until the Board of Directors can be convened and elect appropriate officers. The Chief Executive Officer (or person acting as such) shall:

(a) Preside (if there shall be no Chairman of the Board of Directors or in such Chairman’s absence) over all meetings of the stockholders and directors;

(b) Sign on behalf of the Corporation contracts and other instruments in writing within the scope of his or her authority or if, when, and as directed to do so by the Board of Directors, but nothing herein shall limit the power of the Board of Directors to authorize such contracts and other instruments in writing to be signed by any other officer or person or limit the power of the Chief Executive Officer to delegate his or her authority in any such matter to another officer or other officers of the Corporation. The Chief Executive Officer or any other officer specified by the Board of Directors may sign certificates of stock as provided in Article XIII;

(c) Delegate duties and responsibilities to any other officers and/or employees of the Corporation in any manner not prohibited by these Bylaws or by the Board of Directors, and change such duties and responsibilities so delegated from time to time at will;

(d) Call the directors together when he or she deems it necessary, and have, subject to the advice of the directors, direction of the affairs of the Corporation; and

(e) Generally discharge such other duties as may be required of the Chief Executive Officer by the Bylaws of the Corporation.

ARTICLE XI

SECRETARY

Section 11.1. The Board of Directors shall elect a Secretary.

(a) It shall be the duty of the Secretary to attend all meetings of the stockholders and of the Board of Directors and any committee thereof, and to keep a record of proceedings of the Board of Directors and of the stockholders, and to keep the corporate seal of the Corporation. The Secretary shall be responsible for maintaining proper records showing the number of shares of stock of all classes and series issued and transferred by any stockholder, and the dates of such issuance and transfer;

(b) Whenever it is provided in these Bylaws that notice shall be given either of regular or special meetings of the stockholders, regular or special meetings of the directors, or otherwise, such notice shall be given by the Secretary or by the Chief Executive Officer or by any person designated by either of them, or by any authorized person who shall have signed the call for such meeting. Any notice which the Secretary may give or serve, or act required to be done by the Secretary, may with like effect be given or served or done by or under the direction of an Assistant Secretary;

(c) The Secretary shall discharge such other duties as pertain to his or her office or which may be prescribed by the Board of Directors from time to time.

(d) The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

ARTICLE XII

TREASURER

Section 12.1.

(a) The Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President.

(b) The Treasurer shall, subject to the order of the Board of Directors, receive and keep all funds and securities of the Corporation and pay any funds of the Corporation out only on checks or otherwise, as directed by the Board of Directors; provided, however, that the Board of Directors may provide for a depository of the funds of the Corporation, and may by resolution prescribe the manner in which said funds shall be drawn from said depository.

(c) The Treasurer shall perform all other duties commonly incident to his or her office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(d) The President may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

ARTICLE XIII

SHARES OF STOCK

Section 13.1. Form and Execution of Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by any two duly empowered officers designated from time to time by the Board of Directors, or, in the absence of such designation, by the Chairman of the Board of Directors (if there be such an officer appointed), or by the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 13.2. Lost Certificates.

The Board of Directors may direct a new certificate or certificates (or uncertificated shares in lieu of a new certificate) to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to indemnify the Corporation in such manner as it shall require and/or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 13.3. Transfers.

Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, who shall furnish proper evidence of authority to transfer, and in the case of stock represented by a certificate, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

Section 13.4. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent or electronic transmission setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided that any such electronic transmission shall satisfy the requirements of Section 2.11(b) and, unless the Board of Directors otherwise provides by resolution, no such consent by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 13.5. Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE XIV

OTHER SECURITIES OF THE CORPORATION

Section 14.1. The Board of Directors shall have power to incur indebtedness, and the terms and amount thereof shall be entered in the minutes. The Board of Directors shall have the power to secure said indebtedness, or any obligation or obligations of the Corporation, by pledge, mortgage, deed of trust, or other security given upon any property owned by it or in which it has any interest.

ARTICLE XV

NOTICES

Section 15.1. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, the same shall be given either (1) in writing, timely and duly deposited in the United States Mail, postage prepaid, and addressed to the stockholder’s last known post office address as shown by the stock record of the Corporation or its transfer agent, or (2) by a means of electronic transmission that satisfies the requirements of Section 2.4(c), and has been consented to by the stockholder to whom the notice is given. Any notice required to be given to any director may be given by either of the methods hereinabove stated, except that such notice other than one which is delivered personally, shall be sent to such address or (in the case of electronic communication) such e-mail address, facsimile telephone number or other form of electronic address as such director shall have filed in writing or by electronic communication with the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director. If no address of a stockholder or director be known, such notice may be sent to the principal executive office of the Corporation. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by means of electronic transmission shall be deemed to have been given as at the sending time recorded by the electronic transmission equipment operator transmitting the same. It shall not be necessary that the same method of giving notice be employed in respect of all directors or stockholders, as applicable, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent to such stockholder in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE XVI

REGISTRAR AND/OR TRANSFER AGENT

Section 16.1. The Board of Directors may designate and appoint one or more registrars and/or transfer agents for the registration of the stock of the Corporation, and make such rules and regulations for the registrations of stock at the office of such registrars and/or transfer agents as may to the Board of Directors seem desirable. The Corporation may act as its own transfer agent, at the direction of the Board of Directors. The Board of Directors may, in its discretion, fix a transfer fee for transfer of stock certificates.

ARTICLE XVII

MISCELLANEOUS

Section 17.1. Meetings. Notice. When Conclusive.

An entry made in the minutes of the directors or stockholders, pursuant to resolution or recital, to the effect that the notice of such meeting required by these Bylaws to be given has been given, shall be conclusive upon the Corporation, its directors, stockholders, and all other persons that such notice has been duly given in proper form and substance to the proper persons and for the requisite length of time.

ARTICLE XVIII

SEAL

Section 18.1. The corporate seal shall consist of a die bearing the name of the Corporation and the state and date of its Incorporation. The Board of Directors shall provide a suitable seal containing the name of the Corporation, the year of its creation, and other appropriate words, and may alter the same at pleasure. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE XIX

AMENDMENTS TO BYLAWS

Section 19.1. Power of Stockholders.

Except as otherwise provided in Section 8.10, these Bylaws may be repealed, altered or amended or new Bylaws adopted by written consent of stockholders in the manner authorized by Section 2.11, or at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Certificate of Incorporation.

Section 19.2. Power of Directors

Except as otherwise provided in Section 8.10, the Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such Bylaws.

CERTIFICATE OF SECRETARY

The undersigned, Secretary of Southwest Gas Holdings, Inc., a Delaware corporation, hereby certifies that the foregoing is a full, true and correct copy of the Bylaws of said corporation, with all amendments to date of this Certificate.

WITNESS the signature of the undersigned this 18th day of October, 2021.

/s/ Thomas Moran
Thomas Moran
Corporate Secretary